Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
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     Rule 14a-6(e)(2))
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                           RHBT Financial Corporation
       ------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):  [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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         (5)  Total fee paid:


 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by
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fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                           RHBT FINANCIAL CORPORATION
                              249 East Main Street
                         Rock Hill, South Carolina 29730


                    Notice Of Annual Meeting Of Shareholders


Dear Fellow Shareholder:

         We cordially invite you to attend the 2002 Annual Meeting of Shareholders of RHBT Financial Corporation, the parent company of Rock Hill Bank & Trust. At the meeting, we will report on our performance in 2001 and answer your questions. We look forward to discussing both our accomplishments and our plans with you.

         This letter serves as your official notice that we will hold the meeting on April 18, 2002 at 5:30 p.m. at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina 29730, for the following purposes:

1.       To elect three members to the board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 1, 2002 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                          By order of the board of directors,

                                          /s/  Herman E. Honeycutt

                                          Herman E. Honeycutt
                                          Chief Executive Officer

March 22, 2002
Rock Hill, South Carolina

                           RHBT FINANCIAL CORPORATION
                              249 East Main Street
                         Rock Hill, South Carolina 29730


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 18, 2002

         Our board of directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         We have set March 1, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,720,928 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Herman E. Honeycutt and Elvin F. Walker as your representatives at the meeting. Mr. Honeycutt and Mr. Walker will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Honeycutt and Mr. Walker will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Honeycutt and Mr. Walker will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report, our annual report on Form 10-KSB, or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2002.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expires at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2003 Annual Meeting of Shareholders. The terms of the Class III directors will expire at the 2004 Annual Meeting of Shareholders. Our directors and their classes are:

           Class I                     Class II                  Class III
           -------                     --------                  ---------

    William C. Beaty, Jr.        Claude W. Burns, III         Edwin L. Barnes
   Hugh L. Harrelson, Sr.          Jean M. Gaillard          Richard S. Powell
     Herman E. Honeycutt           Jerry H. Padgett           Elvin F. Walker


         Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the nominees that receive the highest number of votes for each class will be elected.

         The board of directors recommends that you elect William C. Beaty, Jr., Hugh L. Harrelson, Sr., and Herman E. Honeycutt as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Honeycutt and Mr. Walker will vote your proxy to elect Mssrs. Beaty, Harrelson, and Honeycutt as Class I directors. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Honeycutt and Mr. Walker will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Mssrs. Beaty and Harrelson have served as directors since June 1999, when our company became a bank holding company, and were organizers of our subsidiary, Rock Hill Bank & Trust. Each of the nominees is also a director of Rock Hill Bank & Trust:

         William C. Beaty, Jr., 54, Director, has been employed by Catawba Services, Inc., a cable television operator, since 1974, serving as the executive vice president of the company since June 1995 and as a director. Mr. Beaty is former President of the South Carolina Cable Television Association and is secretary, treasurer and a director of the South Carolina Cable Television Foundation. Mr. Beaty graduated from Presbyterian College in 1970. He served on the board of directors of Home Federal Savings Bank of South Carolina from 1984 to October 1995.

         Hugh L. Harrelson, Sr., 57, Director, is a practicing attorney, beginning his practice in Rock Hill in 1971 and, since 1996, has been a partner in the law firm of Harrelson, Hayes & Guyton, L.L.C. He is a former member of the Rock Hill City Council, having served from 1980 to 1998, a past Mayor Pro Tem of Rock Hill, past chairman of the Rock Hill Traffic Commission, and a member of the board of directors of the Rock Hill Economic Development Corporation. Mr. Harrelson received a Bachelor of Arts degree from Carson-Newman College in 1966 and a J.D. degree from the Cumberland School of Law at Samford University in Birmingham, Alabama in 1971.

         Herman E. "Butch" Honeycutt, 55, Director, has served as a director, our chief executive officer, and the chief executive officer of our subsidiary, Rock Hill Bank & Trust, since May 2001. Prior to assuming the duties and responsibilities as chief executive officer, Mr. Honeycutt served the bank as senior vice president of mortgage lending beginning in 1998. Mr. Honeycutt's career includes two years with First Union Corporation, preceded by twenty-five years with Home Federal Savings Bank of South Carolina. From 1990 through 1995, Mr. Honeycutt was president and chief executive officer of Home Federal Savings Bank. A graduate of the University of South Carolina in 1969 with a Bachelor of Science in Business Administration, he also earned his Masters in Business Administration from Winthrop University in 1990. He is a former chairman of the Rock Hill Area Chamber and currently serves as vice chairman of the Rock Hill Economic Development Corporation. Mr. Honeycutt has been active in many civic and service organizations.

         Set forth below is also information about each of our other directors and two of our executive officers. Each director has served as a director since June 1999, when our company became a bank holding company and is also a director of our subsidiary, Rock Hill Bank & Trust.

         Edwin L. Barnes, 75, Director, has been employed by Rock Hill Telephone Company since 1946 and currently serves as its executive vice president, chief financial officer, and secretary-treasurer, and as a director. Mr. Barnes also is an officer and director of several affiliated companies engaged in the telecommunications business with respect to which he has primary responsibility for financial and administrative functions. Mr. Barnes received a bachelor of science degree in mechanical engineering from The Georgia Institute of Technology in 1945. He served as an advisory director for The Citizens & Southern National Bank of South Carolina and its successor NationsBank in Rock Hill from January 1991 until October 1995.

         Claude W. Burns, III, 44, Director, is president of Burns Chevrolet Cadillac, Inc, and vice president of Burns Ford Mercury, Inc. since December 1994. Mr. Burns is a past president of the South Carolina Automobile Dealers Association, a past chairman of the Rock Hill Area Chamber of Commerce, and a former board member of the York County Economic Development Board. He graduated from The Citadel with a Bachelor of Science degree in 1980 in Business Administration.

         Jean M. Gaillard, 73, Director, retired from the real estate business after working in real estate for more than 35 years. From 1978 until January 1996, she was a co-owner of Southern Realty, Incorporated of York County, where she served as the company's vice president, secretary, and broker-in-charge. Ms. Gaillard attended Furman University. She is a Certified Residential Broker, a Certified Residential Specialist, and a graduate of the Realtors' Institute. Ms. Gaillard was named Business Person of the year in 1997 by the Rock Hill Area Chamber of Commerce and named Career Woman of the year in 1980. She was president of the York County Association of Realtors in 1977 along with serving as a director in 1977, 1986 and 1995. Ms. Gaillard was also a director of the South Carolina Association of Realtors in 1977 and 1979. She served as a director of the Rock Hill Area Chamber of Commerce in 1980 through 1982. Ms. Gaillard served on the Winthrop College Foundation Board, theYork Technical College Commission, the United Way Board and she is a former Junior Woman's Club president. Ms. Gaillard is a lifetime member of the York County Association of Realtors Million Dollar Club and she currently serves as a consultant to the Allen Tate Company.

         C. Robert Herron, 38, was appointed as our bank's president and chief operating officer in May 2001. Mr. Herron also served as a senior vice president of consumer and commercial lending from May 1996 until May 2001. Prior to joining us, Mr. Herron served in various capacities with NationsBank including assistant vice president of commercial banking in Rock Hill. He graduated from Winthrop University with a Bachelor of Science degree in Business Administration in 1986.

         Jerry H. Padgett, Ph.D., 69, Director and vice chairman of our board, retired from Winthrop University in July 1997. From 1972 until his retirement, he served as the Dean of the College of Business at Winthrop University. Dr. Padgett received bachelor's and master's degrees from Clemson University in 1954 and 1955, respectively, and a Ph.D. from Purdue University in 1960, and he also completed studies at Harvard University in 1983. Dr. Padgett served on the boards of directors of United Financial Corporation and its subsidiaries, Home Federal Savings Bank of South Carolina and United Savings Bank, from 1988 until October 1995.

         Richard S. Powell, 67, Director, is retired from Sunbelt Corporation, which produces and markets textile dyes in Rock Hill, where he served as vice president of operations. Mr. Powell graduated from Clemson University in 1957 with a Bachelor of Science degree in textile chemistry and received an M.S. in textile chemistry from Clemson University in 1961.

         Patricia M. Stone, 46, has served as a senior vice president and the chief financial officer of our company and our bank since May 1996. From 1995 until May 1996, Ms. Stone was an assistant vice president and manager of mergers and acquisitions for First Union National Bank in Charlotte, North Carolina. From 1981 until 1995, she worked in various capacities for Home Federal Savings Bank in Rock Hill, most recently as the vice president and treasurer. Ms. Stone obtained a Bachelor of Arts degree from Winthrop University in 1976 and a Masters in Business Administration from Winthrop University in 1978.

         Elvin F. Walker, Ph.D., 66, Director, serves as chairman of the board of our company and our bank. Mr. Walker retired from Bowater Incorporated in January 1996. Before his retirement, he was manager of Bowater Incorporated's Carolina Division. He joined the organization in July 1982 as assistant manager and was named manager in April 1990. Mr. Walker graduated from The Georgia Institute of Technology in 1958 with a degree in chemical engineering and received M.S. and Ph.D. degrees from The Institute of Paper Chemistry in 1960 and 1964, respectively. He also served as a director of Rock Hill National Bank from 1988 until November 1994.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation earned by our previous president and chief executive officer for the years ended December 31, 1999 through May 2001, our current chief executive officer, and our current president and chief operating officer. None of our other executive officers earned total annual compensation, including salary and bonus in excess of $100,000 in 2001.

                           Summary Compensation Table

                                                                              Long Term
                                                                         Compensation Awards
                                               Annual Compensation      ----------------------
Name and                                      --------------------        Number of Securities       All Other
Principal Position                   Year      Salary (1)    Bonus         Underlying Options    Compensation (1)
-----------------------              -----     ----------  -------      ----------------------  --------------------

Herman E. Honeycutt                  2001      $104,405     $    --               10,000               $  9,467(2)
    Chief Executive Officer          2000      $ 73,140     $ 7,920                4,300               $     --
    Since May 17, 2001               1999      $ 70,325     $ 6,165                8,892               $     --

J. A. Ferguson, Jr. President        2001      $ 52,083     $    --                   --               $ 62,500(3)
     President and Chief             2000      $118,000     $19,980                6,070               $     --
     Executive Officer through       1999      $111,405     $10,026               54,044               $  3,381
     May 16, 2001

C. Robert Herron                     2001      $ 88,333     $    --                5,000               $ 22,805(4)
    President and Chief              2000      $ 67,667     $ 7,560                4,228               $ 25,086
    Operating Officer of             1999      $ 62,000     $ 5,400               27,563               $  5,350
    the Bank since May 17, 2001


(1) Our executive officers also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.
(2) This amount includes commissions and referral fees earned prior to his becoming chief executive officer of the bank and holding company.
(3)  This figure represents severance payments made to Mr. Ferguson in 2001.
(4) This amount includes commissions and referral fees earned prior to his becoming president and chief operating officer of the bank.

Employment Agreements

         Herman E. Honeycutt. We expect to enter into an employment agreement with Herman E. Honeycutt at some point in the future. Mr. Honeycutt has served as our bank's senior vice president of mortgage lending and was promoted by our board to serve as our chief executive officer of the company and the bank on May 17, 2001. Mr. Honeycutt participates in our retirement, and other benefit programs and is eligible for reimbursement for club dues and receives a monthly car allowance. Furthermore, in the event of a change in control, any restrictions on outstanding incentive awards, including the options, will lapse so that all such awards vest immediately.

         Mr. Honeycutt replaced J. A. Ferguson, Jr., who had served as our bank's president and chief executive officer since our inception in 1996 until his resignation on May 17, 2001. As part of our severance agreement with Mr. Ferguson, we continued Mr. Ferguson's monthly salary through November 30, 2001 (based on an annual rate of $125,000), and we eliminated the restrictions on competition, solicitation of employees, and solicitation of customers that had been contained in his employment agreement. During his employment, we granted Mr. Ferguson options to purchase 60,114 shares of common stock, in the following amounts 50,000, 1,044, 3,000, and 6,070 exercisable at $12.40, $16.00, $16.00, and $14.25 per share, respectively and vesting over a six-year period. Upon Mr. Ferguson's resignation, his unvested options expired, but we agreed to extend the exercisability of Mr. Ferguson's vested options for 25,899 shares. Under the Internal Revenue Code, these options will now be treated as nonqualified stock options rather than incentive stock options.


Option Grants In Last Fiscal Year

         At the 1999 annual shareholders meeting, our shareholders approved the RHBT Financial Corporation 1999 Stock Incentive Plan, under which we may grant options for up to 344,185 shares to our officers, directors, and employees. The following table sets forth information concerning each grant of stock options to certain executive officers during the year ended December 31, 2001. We also issued a total of 15,000 incentive stock options for shares of common stock to employees in 2001. These options are exercisable at $12.55 per share and vest over seven years.

                       Number of       Percent of
                      Securities     Total Options
                      Underlying       Granted to   Exercise or
                      Options        Employees in    Base Price     Expiration
                       Granted         Fiscal Year     ($/SH)          Date
                    -------------   --------------  -------------  -----------

Herman E. Honeycutt    10,000 (1)         66.7%       $12.55        05/25/11

C. Robert Herron        5,000 (1)         33.3%       $12.55        05/25/11


(1) As of May 2001, we granted Mr. Honeycutt and Mr. Herron options at $12.55 per share. The options are incentive stock options and vest at the rate of 20% the first year and one-sixth per year for each of the subsequent six anniversaries of the grant date of December 31st. The options have a term of ten years.

Aggregated Option Exercise and Year-end Option Values

                          Number of Unexercised Securities          Value of Unexercised In-the-Money
                       Underlying Options at Fiscal year End          Options at Fiscal Year End (1)
                      ---------------------------------------     ----------------------------------
Name                   Exercisable           Unexercisable          Exercisable          Unexercisable
----                   -----------           -------------          -----------          -------------
Herman E. Honeycutt        8,420                 14,772           $        --          $        --
J.A. Ferguson, Jr.        25,899                     --           $        --          $        --
C. Robert Herron          18,609                 18,182           $        --          $        --


(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($12.25) of the underlying common stock on The Nasdaq Stock Market at December 31, 2001. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Director Compensation

         During the year ended December 31, 2001, we paid our directors fees of $300 for attendance at each Board meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

General

         The following table shows how much of our common stock is owned by our directors, certain executive officers, and owners of more than 5% of our outstanding common stock, as of March 1, 2002.

                                             Number of Shares                            % of Beneficial
                 Name                          Owned (1)       Right to Acquire (2)         Ownership(3)
                 ----                          ---------       --------------------      ---------------
       South Financial Corporation               382,500                                         22.22%
       Edwin L. Barnes                            32,500                 5,625                    2.21%
       William C. Beaty, Jr.                      37,455                 5,625                    2.50%
       Claude W. Burns, III                        1,250                 1,252                       *%
       Jean M. Gaillard                           15,000                 5,625                    1.20%
       Hugh L. Harrelson, Sr.                     14,101                 5,625                    1.14%
       Herman E. Honeycutt                        14,365                 8,420                     1.32%
       Jerry H. Padgett                           28,816                 5,625                    1.99%
       Richard S. Powell                          23,000                 5,625                    1.66%
       Patricia M. Stone                             437                17,617                       *%
       Elvin F. Walker                            13,750                 5,625                    1.12%

       Executive officers and directors          180,674                66,664                   13.84%
       as a group (10 persons)
         ---------------------
         * Less than 1%

(1)      Includes shares for which the named person:

         o   has sole voting and investment power,
         o   has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our company's board of directors held 2 meetings and the bank's board held thirteen (13) meetings in 2001. All directors attended at least 75% the aggregate of such meetings and the meetings of each committee of which they are members. The board of directors has established an audit committee and an executive committee as our company committees, and a loan committee, an investment committee and a trust committee as our bank committees. Information about the functions, members and meetings of the audit, executive, and trust committees is set forth below.

         Audit Committee - Richard, S. Powell, Chairman The audit committee has the responsibility of reviewing our financial statements and our subsidiary bank's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee recommends to our board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is composed of Mssrs. Beaty, Gaillard, Padgett, Powell, and Walker. Each of these members is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met 4 times during the year ended December 31, 2001. Our board of directors adopted a written charter for our audit committee in June 2000. A copy of such charter is attached hereto as Attachment "A." The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

         The audit committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from our company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the our board of directors that the audited financial statements be included in the our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. Beaty, Gaillard, Padgett, Powell, and Walker.

                                   Audit Fees

         The aggregate fees billed for professional services rendered by our independent auditors, Tourville, Simpson, & Caskey, LLP, during the our 2001 fiscal year for audit of our annual consolidated financial statements and review of those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $52,600.

          Financial Information Systems Design and Implementation Fees

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2001.

                                 All Other Fees

         The aggregate fees billed for professional services by our independent auditors to provide other non-audit services, including, among others, tax preparation and internal audit services, during the our 2001 fiscal year totaled $59,544. Non audit services included quarterly internal audit services, an examination of our bank's trust department, tax preparation, and assistance with our Form 10-KSB, among other things.


Other Committees

         Executive Committee - Jerry H. Padgett, Chairman The executive committee establishes and monitors policies of the bank and compliance with those policies, reviews and comments on proposed changes to policies, proposes a slate of nominee directors for approval by the board for submission to the shareholders, and establishes and monitors our employee benefit plans and personnel policies. The executive committee has all authority to act on behalf of and to exercise the powers of the board between its meetings. During 2001, the executive committee held 14 meetings. In 2001, the members of the executive committee were Edwin L. Barnes, William C. Beaty, Jr., Herman E. Honeycutt, Jerry H. Padgett, Richard S. Powell, and Elvin F. Walker.

         Nominating Committee and Compensation Committee The Executive Committee serves the Company as the Nominating and Compensation Committees. The Executive Committee will consider nominees recommended by shareholders if the shareholders comply with the requirements to submit shareholder proposals for the 2003 Annual Meeting.

         Trust Committee - Elvin F. Walker, Chairman All other members of the Board of Directors are members of the trust committee. The trust committee meets monthly to approve all new trust accounts and to review activities of the trust department.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We lease our main office, located at 315 East Main Street in Rock Hill, from Rock Hill Telephone Company pursuant to a five-year lease agreement. Rental expense for the years ended December 31, 2001 and 2000 was $141,503 and $136,200, respectively. The initial lease term expired on May 12, 2001 and the lease was extended as of June 1, 2001 for the first renewal term of five years. The first renewal term will terminate May 31, 2006. We have two successive options to renew the lease for a period of five years each, at the then fair rental value of the property. There is no option to purchase the building at the end of the lease. Currently, the monthly rental payment is approximately $12,108. Rental for each renewal period may be adjusted upward or downward to reflect changes in the consumer price index. However, if we do not lease the building for the entire 20 years, we will be obligated to pay Rock Hill Telephone Company one-half of the unamortized cost (as of the termination of the lease) of the improvements made by Rock Hill Telephone Company.

         We lease our corporate center, located at 249 East Main Street in Rock Hill, from Rock Hill Telephone Company pursuant to a five-year lease agreement. Monthly rental expense of $15,000 began in December 2001 and $15,000 was paid to Rock Hill Telephone Company. The initial lease term will expire May 31, 2006. The lease may be renewed for two successive five-year terms.

         We also purchase telephone equipment and monthly telephone service from Rock Hill Telephone Company. In addition to the lease payments described above, we paid Rock Hill Telephone Company $70,440, $70,708, and $53,922 for equipment and services for the years ended December 31, 2001, 2000, and 1999 respectively. We also reimbursed Rock Hill Telephone Company for payments of property taxes on the 315 East Main Street location for the years ended 1997 through 2000 in the amount of $65,003. Edwin L. Barnes, one of our directors, is a principal officer, director, and minority shareholder of Rock Hill Telephone Company.

         We lease the land on which we built one of our branches from Mr. Hugh
L. Harrelson, Sr., one of our directors. The initial lease term commenced March 1, 1998 and runs for 25 years with two successive options to renew for an additional five years. Monthly payments are $1,628 and are scheduled to change every five years on the anniversary date of the lease.

         We have banking and other transactions in the ordinary course of business with our directors and officers and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We believe that such transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to us. We are subject to a limit on the aggregate amount we may lend to our directors and officers as a group equal to our unimpaired capital and surplus. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were filed in a timely fashion during 2001, with the exception of the following: Mssr. Barnes for whom we filed a late Form 5 to report the purchases of shares in our original offering in 1996 and our secondary offering in 1998. We also filed a late Form 5 for Mssr. Burns who exercised 625 options in July 1999, and Ms. Gaillard for whom we filed a late Form 5 to report one purchase of 2,000 shares in July 1998.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         We have selected Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, to serve as our independent certified public accountants for 2002. We expect that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.


        SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement relating to the 2003 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 22, 2002 To ensure our prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

March 22, 2002

                                 "Attachment A"

                   Audit Committee Charter - Adopted June 2000

                           RHBT FINANCIAL CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

Introduction
The Audit Committee of RHBT Financial Corporation's Board of Directors is a standing committee appointed by the Board of Directors. The Board of Directors has oversight responsibilities related to any financial information provided by the Company to any governmental body or the public, as well as legal compliance by the Company and the Company's business ethics. The primary duties and responsibilities of the Audit Committee are:

o To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

o To facilitate and maintain an open avenue of communication among the Board of Directors, the independent auditors, and financial and senior management; and

o To monitor the independence and performance of the Company's external auditors.

Composition
The Audit Committee will be comprised of five directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board would interfere with the exercise of his or her judgment. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member shall have past employment in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The members of the committee shall meet all applicable requirements of the Securities and Exchange Commission ("SEC") and the NASDAQ National Market ("NASDAQ") with respect to independence, experience and other matters.

Meetings
The committee shall meet at least annually or more frequently as circumstances dictate. The committee will meet at least annually with senior management and the independent auditors.

Financial Records
The committee shall have unrestricted access to all of the Company's management, books and records, and shall have the resources necessary to discharge its responsibilities as set forth herein including the authority to retain legal, accounting or other consultants. It is the responsibility of the Company's management to ensure that the Company's financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The Company's management is also responsible for compliance with applicable laws, rules, regulations, and accounting and financial controls and standards.

Responsibilities and Duties
The Board of Directors and the Audit Committee have the authority and responsibility to select, evaluate and replace the independent auditor. The independent auditor is ultimately accountable to the board of directors and the Audit Committee. The Audit Committee is responsible (1) for ensuring the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, (2) for discussing matters with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and
(3) for recommending that the full board take appropriate action to ensure the independence of the auditor.

To fulfill its responsibilities and duties, the committee will endeavor to, but not be required to:

o    Review and update this charter at least annually.

o Recommend to the Board of Directors the independent auditors to be nominated, considering independence and effectiveness, and approve the fees to be paid to the independent auditors.

o Review with management the Company's quarterly and annual financial statements prior to the filing of such financial statements with the SEC.

o Periodically review with management the areas of greatest risk to the Company's operations and financial results, such as major pending litigation, tax issues, or significant financial exposures and the steps management has or intends to take to monitor and control such risks.

o    Review with the independent auditors:
     |X| The plan and scope of their annual audit.
     |X| The results of the annual audit.
     |X| Any significant tax matters.
     |X| Any significant findings and recommendations with respect to the
         internal controls and other financial matters as a result of the audit. |X| Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.
     |X| Discuss with independent auditors such issues as may be brought to the Audit Committee's attention by the independent auditors pursuant to Statement of Accounting Standard No. 61.

o    Review the performance of the independent auditors.

o    Report all findings to the Board of Directors.

o Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required pursuant to SAS No. 61, and (3) with independent auditors concerning independent auditors independence, recommend to the Board of Directors the committee's annual recommendation that the Company's audited financial statements be included in the Company's annual 10-K filing with the SEC and that the committee's annual report be included in the Company's annual proxy statement.

o Review compliance by officers and employees with the Company's policies regarding business ethics.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                           RHBT FINANCIAL CORPORATION
                          To be held on April 18, 2002



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Herman E. Honeycutt and Elvin F. Walker, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of RHBT Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina, 29730, on April 18, 2002 at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" the Proposal to elect the three identified Class I directors to serve on the board of directors each for three-year terms.

1. PROPOSAL to elect the three identified Class I directors to serve for the designated term of three years.

    William C. Beaty, Jr.
    Hugh L. Harrelson, Sr.
    Herman E. Honeycutt

    |_|      FOR all nominees                    |_|  WITHHOLD AUTHORITY
             listed (except as marked to              to vote for all nominees
             the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).



                        Dated: __________________________ , 2002


_________________________                _________________________
Signature of Shareholder(s)              Signature of Shareholder(s)

_________________________                _________________________
Please print name here                   Please print name here

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.